UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2009

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1550 Utica Avenue South, Suite 100, Minneapolis, Minnesota		55416
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-591-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (d) On January 21, 2009, the Board of Directors of MoneyGram International, Inc. (the "Corporation") appointed Pamela H. Patsley as Executive Chairman of the Corporation and elected her Chairman of the Board. Ms. Patsley, age 51, has worked with private equity firms to evaluate payment services business opportunities from January 2008 to January 2009. Prior to that, Ms. Patsley was the senior executive vice president of First Data Corp., a provider of electronic commerce and payment solutions, from March 2000 to October 2007 and president of First Data International, an electronic payments processor, from May 2002 to October 2007. Prior to joining First Data, Ms. Patsley was the president and chief executive officer of Paymentech, Inc., a payment processor, from 1991 to 2000. Ms. Patsley is also a director of Molson Coors Brewing Company, a beer brewing company, Texas Instruments Inc., a semiconductor manufacturer, and Dr. Pepper Snapple Group Inc., a beverage manufacturer.

There are no arrangements or understandings between Ms. Patsley and the Corporation or any other persons pursuant to which Ms. Patsley was selected as a director. Ms. Patsley does not have a family relationship with any director or executive officer of the Corporation. Ms. Patsley is not expected to become a member of any committee of the Board of Directors. There are no relationships or related transactions between the Corporation and Ms. Patsley of the type required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release announcing the election of Ms. Patsley is furnished herewith as Exhibit 99.01.

In connection with Ms. Patsley’s appointment, she entered into an employment agreement with the Corporation which is effective January 21, 2009 and continues, subject to the agreement’s termination provisions, for a period of four years. Under the terms of the agreement, Ms. Patsley is required to devote 50% of her time to the Corporation, receive an initial annual base salary of $500,000, subject to review annually, and is eligible to receive the benefits and incentive compensation described in the agreement. If Ms. Patsley’s employment is terminated for a reason other than cause (as defined in the agreement), death or disability, or if she terminates for good reason (as defined in the agreement) she is entitled to receive a severance allowance in an amount equal to one times her then-current base salary plus a pro rata portion of her then-current target bonus. In addition, the Corporation will continue certain benefits and accelerate the vesting of a portion of stock option awards. Under the agreement, Ms. Patsley is subject to a one-year post-employment non-competition provision. This summary is subject to the full text of the employment agreement, a copy of which is filed herewith as Exhibit 10.01.

In addition, in connection Ms. Patsley’s appointment, Ms. Patsley received non-qualified stock options to purchase 4,700,000 shares of common stock of the Corporation, with an exercise price of $1.50, which grant was made under the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (the "Omnibus Plan") pursuant to the Non-Qualified Stock Option Agreement dated January 21, 2009. Options for 50% of the shares are considered "Time Vested" and options for 50% of the shares are considered "Performance Vested." Except with respect to 500,000 option shares (allocated pro-rata between Time Vested and Performance Vested), the options will not vest and are subject to forfeiture if the stockholders of the Corporation do not approve an amendment to the Omnibus Plan to remove the limitation on the number of options shares that may be granted to an executive officer in any year. Affiliates of Thomas H. Lee Partners, L.P. have provided an executed Proxy appointing Teresa H. Johnson, the Corporation’s Executive Vice President, General Counsel and Secretary, as attorney and proxy to vote "FOR" the amendment to the Omnibus Plan at the next annual or special meeting of stockholders of the Corporation.

The Time Vested options will vest in equal installments over four years on the anniversary of the grant date. The Performance Vested options will vest as follows: Options for 50% of the shares will vest when the value of the common stock of the Corporation has reached $3.00 per share for a period of 20 consecutive trading days during the 5-year period following the grant date; and options for 50% of the shares will vest when the value of the common stock of the Corporation has reached $4.50 per share for a period of 20 consecutive trading days during the 5-year period following the grant date. If the shares of common stock of the Corporation are not publicly traded, then vesting for the options that are Performance Vested will be vested in the manner set forth in the stock option agreement. This summary is subject to the full text of the non-qualified stock option agreement, a copy of which is filed herewith as Exhibit 10.02.

(c) (d) On January 21, 2009, the Board of Directors of MoneyGram International, Inc. (the "Corporation") appointed Anthony P. Ryan the President and Chief Executive Officer of the Corporation, a position he will also hold at the Corporation’s principal operating subsidiaries, and elected him a member of the Board of Directors. Mr. Ryan, age 46, previously served as Executive Vice President and Chief Operating Officer from November 2007 to January 2009, Executive Vice President/ President, MoneyGram Global Payment Products and Services from August 2006 to November 2007, Executive Vice President/Division President Global Funds Transfer from November 2005 to August 2006 and Vice President of MoneyGram and General Manager of Global Funds Transfer from June 2004 to November 2005, a position he had held at Travelers Express Company, Inc. (predecessor of MoneyGram Payment Systems, Inc.) since 2001. Mr. Ryan previously served as Chief Financial Officer of Travelers Express Company, Inc. from 1997 to 2001 and as Controller from 1996 to 1997. Prior to joining the Corporation, Mr. Ryan spent 10 years at First Data Corporation, serving most recently as Director of Finance. A copy of the press release announcing the election of Mr. Ryan is furnished herewith as Exhibit 99.01.

There are no arrangements or understandings between Mr. Ryan and the Corporation or any other persons pursuant to which Mr. Ryan was selected as an officer. Mr. Ryan does not have a family relationship with any director or executive officer of the Corporation. Mr. Ryan is not expected to become a member of any committee of the Board of Directors. There are no relationships or related transactions between the Corporation and Mr. Ryan of the type required to be disclosed under Item 404(a) of Regulation S-K. In accordance with the Corporation’s bylaws, the Board previously fixed the number of directors at nine. Accordingly, following the election of Ms. Patsley and Mr. Ryan, the Board is comprised of nine members.

The Corporation did not enter into or amend any material plan, contract or arrangement to which Mr. Ryan is a party or in which he participates in connection with his appointment, nor did he receive any grant or award, or modification of any previous grant or award, under any plan to which Mr. Ryan participates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

January 22, 2009	By:	/s/ Teresa H. Johnson

Name: Teresa H. Johnson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Employment Agreement, dated as of January 21, 2009, between MoneyGram International, Inc. and Pamela H. Patsley
10.02	Non-Qualified Stock Option Agreement, dated January 21, 2009, between MoneyGram International, Inc. and Pamela H. Patsley
99.01	Press Release dated January 21, 2009 Naming Pamela Patsley Chairman of the Board and Anthony Ryan President and Chief Executive Officer